
                                                                   Exhibit 10(a)

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                           PURCHASE AND SALE AGREEMENT


                                     Between


                                   SIBS, LLC,
                                    AS SELLER


                                       and


                               RFR HOLDING CORP.,
                                  AS PURCHASER


                         Dated: As of December 16, 2002


                       Property:       1334 York Avenue

                                       New York, New York 10021


================================================================================

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                                TABLE OF CONTENTS
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ARTICLE I      DEFINITIONS.....................................................1

     Section 1.1    Definitions................................................1

ARTICLE II     PURCHASE AND SALE; LEASEBACK....................................3

     Section 2.1    Purchase and Sale..........................................3

     Section 2.2    Payment of the Purchase Price..............................4

     Section 2.3    Scope of Sale..............................................4

     Section 2.4    Leaseback..................................................5

ARTICLE III    STATUS OF THE TITLE.............................................5

     Section 3.1    Permitted Encumbrances.....................................5

ARTICLE IV     TITLE INSURANCE, LIENS/ADJOURNMENT OF CLOSING DATE..............6

     Section 4.1    Title Objections...........................................6

     Section 4.2    Purchaser's Right to Adjourn Closing.......................6

     Section 4.3    No Actions.................................................7

     Section 4.4    Seller Affidavits..........................................7

     Section 4.5    Title Insurance............................................7

ARTICLE V      CLOSING.........................................................8

     Section 5.1     Closing...................................................8

     Section 5.2     Seller's Closing Items....................................8

     Section 5.3     Purchaser's Closing Items.................................9

     Section 5.4     Documents Jointly Executed by Seller and Purchaser.......10

     Section 5.5     Transfer and Recordation Taxes...........................10

     Section 5.6     Title Insurance and Survey Costs.........................11

     Section 5.7     1099 Compliance..........................................11

     Section 5.8     Attorney's Fees..........................................11

     Section 5.9     Closing Conditions.......................................11

ARTICLE VI     CLOSING ADJUSTMENTS............................................12

     Section 6.1    Closing Adjustments.......................................12

ARTICLE VII    COVENANTS OF SELLER............................................12

     Section 7.1    Covenants.................................................12

ARTICLE VIII   REPRESENTATIONS AND WARRANTIES.................................13

                                        i
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     Section 8.1    Representations and Warranties By Seller..................13

     Section 8.2    Representations and Warranties By Purchaser...............15

     Section 8.3    Acknowledgments of Purchaser..............................16

     Section 8.4    No Financing Contingency..................................17

     Section 8.5    Damages for Breach of Representations.....................17

ARTICLE IX     NOTICES........................................................17

     Section 9.1    Notices...................................................17

ARTICLE X      CONFIDENTIALITY................................................18

     Section 10.1   Confidentiality...........................................18

     Section 10.2   Survival..................................................19

ARTICLE XI     DAMAGE AND DESTRUCTION.........................................19

     Section 11.1   Effect of Damage..........................................19

     Section 11.2   Estimates.................................................19

     Section 11.3   Disputes..................................................20

ARTICLE XII    CONDEMNATION...................................................20

     Section 12.1   Effect of Condemnation....................................20

ARTICLE XIII   DEFAULT BY PURCHASER OR SELLER.................................21

     Section 13.1   Purchaser Default.........................................21

     Section 13.2   Seller Default............................................21

     Section 13.3   Survival..................................................22

ARTICLE XIV    MISCELLANEOUS PROVISIONS.......................................22

     Section 14.1   Severability..............................................22

     Section 14.2   Rights Cumulative; Waivers................................22

     Section 14.3   Headings..................................................22

     Section 14.4   Construction..............................................22

     Section 14.5   Assignment................................................22

     Section 14.6   Counterparts..............................................23

     Section 14.7   Governing Law.............................................23

     Section 14.8   Jurisdiction; Venue.......................................23

     Section 14.9   Waiver of Trial by Jury...................................23

     Section 14.10  Brokers and Advisors......................................23

     Section 14.11  Integration...............................................23

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     Section 14.12  Amendments................................................24

     Section 14.13  Further Assurances; Cooperation...........................24

     Section 14.14  No Recording..............................................24

     Section 14.15  Transaction Characterization..............................24

                                       iii
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EXHIBITS AND SCHEDULES

Exhibit A           Land
Exhibit B           Escrow Agreement
Exhibit D           Deed
Exhibit E           FIRPTA Affidavit
Exhibit F           SNDA Agreement

Schedule 3.1(a)     Certain Permitted Encumbrances
Schedule 3.1(e)     Subleases
Schedule 8.1        Disclosure Schedules
                    Schedule 8.1(h)    Service Contracts
                    Schedule 8.1(i)    Occupancy Agreements
                    Schedule 8.1(t)    Tax Certiorari Proceedings

                           PURCHASE AND SALE AGREEMENT

          THIS PURCHASE AND SALE AGREEMENT is entered into as of the 16 day of December, 2002, by and between SIBS, LLC, a New York limited liability company (the "SELLER"), and RFR HOLDING CORP. a New York corporation (the "PURCHASER").

                               W I T N E S S E T H

          WHEREAS, Seller is the owner of the land described in EXHIBIT A attached hereto (the "LAND"), together with the improvements erected thereon (the "BUILDING") known by the street address 1334 York Avenue, New York, NY; and

          WHEREAS, Seller has agreed to sell to Purchaser all of Seller's right, title and interest in the Land, the Building, and all other items included within the term "Property" in Section 2.3; and

          WHEREAS, Purchaser has agreed to purchase the Property from Seller;
and

          WHEREAS, Purchaser has agreed to lease to Sotheby's, Inc., and Sotheby's, Inc. has agreed to lease from Purchaser, the Property pursuant to the Lease (as defined below); and

          WHEREAS, the parties desire to set forth their respective rights and obligations with respect to the transactions contemplated herein.

          NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

          "ACTIONS" has the meaning given to such term in Section 8.1(c).

          "ADJOURNED CLOSING DATE" has the meaning given to such term in Section 4.1(c).

          "AGREEMENT" means this Purchase and Sale Agreement, including all Exhibits and Schedules hereto.

          "BUILDING" has the meaning given to such term in the first "WHEREAS" clause of this Agreement.

          "BUSINESS DAY" has the meaning given to such term in Section 2.2.

          "CITY TRANSFER TAX" has the meaning given to such term in Section 5.5(b).

          "CLOSING" means the consummation of the transactions described in
Article II.

          "CLOSING DATE" means either the Scheduled Closing Date or the Adjourned Closing Date.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITMENT" has the meaning given to such term in Section 4.1(a).

          "CONTRACTS" has the meaning given to such term in Section 8.1(h).

          "DEED" has the meaning given to such term in Section 5.2(a).

          "DEPOSIT" has the meaning given to such term in Section 2.2(a).

          "ESCROW AGENT" has the meaning given to such term in Section 2.2(a).

          "EXCLUDED PROPERTY" has the meaning given to such term in Section 2.3.

          "FIRPTA AFFIDAVIT" has the meaning given to such term in Section
5.2(f).

          "GUARANTOR" has the meaning given to such term in Section 2.4.

          "JPMORGAN CHASE MORTGAGE" has the meaning given to such term in
Section 4.1(c).

          "LAND" has the meaning given to such term in the first "WHEREAS" clause of this Agreement.

          "LEASE" has the meaning given to such term in Section 2.4.

          "LEASE GUARANTEE" has the meaning given to such term in Section 2.4.

          "LEASE SNDA" has the meaning given to such term in Section 5.4(d).

          "MAXIMUM AMOUNT" has the meaning given to such term in Section 14.16.

          "NOTICES" has the meaning given to such term in Section 9.1.

          "OCCUPANCY AGREEMENTS" has the meaning given to such term in Section 8.1(i).

          "PERMITTED ENCUMBRANCES" has the meaning given to such term in Section 3.1.

          "PROPERTY" has the meaning given to such term in Section 2.3.

          "PURCHASE PRICE" has the meaning given to such term in Section 2.2.

          "PURCHASER" has the meaning given to such term in the preamble to this Agreement.

          "REPRESENTATIVES" means, with respect to any person or entity, such person's or entity's agents or representatives, including, without limitation, its directors, officers, members, employees, affiliates, partners, agents, contractors, engineers, attorneys, accountants, consultants, brokers or financial advisors.

          "SCHEDULED CLOSING DATE" has the meaning given to such term in Section 5.1.

          "SELLER" has the meaning given to such term in the preamble to this Agreement.

          "SELLER KNOWLEDGE INDIVIDUALS" has the meaning given to such term in
Section 8.1.

          "STATE TRANSFER TAX" has the meaning given to such term in Section 5.5(b).

          "SUBTENANT" has the meaning given to such term in Section 3.1(e)(2).

          "SURVIVING REPRESENTATIONS" has the meaning given to such term in
Section 8.3(a).

          "SURVIVAL PERIOD" has the meaning given to such term in Section 8.5.

          "TAKING" has the meaning given to such term in Section 12.1.

          "TITLE COMPANY" means Counsel Abstract, Inc., as agent for a reputable title insurance company, licensed by the New York State Insurance Department.

          "TITLE CURE PERIOD" has the meaning given to such term in Section 4.1(c).

          "TITLE OBJECTIONS" has the meaning given to such term in Section 4.1(a), as expanded to include certain Update Exceptions referred to in Section 4.1(b).

          "TITLE POLICY" has the meaning given to such term in Section 4.5.

          "UPDATE EXCEPTION" has the meaning given to such term in Section
4.1(b).

                                   ARTICLE II

                          PURCHASE AND SALE; LEASEBACK

          Section 2.1 PURCHASE AND SALE. Subject to the terms and provisions set forth in this Agreement, on the Closing Date: (a) Seller shall transfer all of Seller's right, title and interest in the Property to Purchaser and (b) Purchaser shall pay the Purchase Price to Seller as provided in Section 2.2.

          Section 2.2 PAYMENT OF THE PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property is One Hundred Seventy-Five Million Dollars ($175,000,000), payable by Purchaser as follows:

                    (a) A deposit (the "DEPOSIT") in the amount of Five Million Dollars ($5,000,000), payable simultaneously with the execution of this Agreement by wire transfer, in immediately available Federal Funds, to the escrow account of Counsel Abstract, Inc., as escrow agent (the "ESCROW AGENT"). The Deposit shall be held by Escrow Agent in accordance with the terms of that certain Escrow Agreement of even date herewith between Seller, Purchaser and Escrow Agent in the form of EXHIBIT B attached hereto.

                    (b) The balance of the Purchase Price, in the amount of One Hundred Seventy Million Dollars ($170,000,000), subject to any adjustment pursuant to Section 6.1(b), payable by wire transfer, in immediately available Federal Funds, to the account of Seller held at JPMorgan Chase Bank, or such other account as Seller may designate in writing on not less than two (2) business days notice to Purchaser prior to the Closing, (which amount includes the amount necessary to effect the assignment of the JPMorgan Chase Mortgage (defined below) to Purchaser's lender at Closing)).

                    (c) If the Closing shall occur, the proceeds of the Deposit shall be delivered to Seller, and the interest on the Deposit, if any, shall be paid one-half to each of Purchaser and Seller, all as contemplated under the Escrow Agreement. If the Closing shall not occur and this Agreement shall be terminated, then the interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement. The party receiving such interest shall pay any income taxes thereon. Seller represents that Seller's tax identification number is 13-4029878. Purchaser represents that Purchaser's tax identification number is 13-3673089.

As used in this Agreement, the term "BUSINESS DAY" means every day other than Saturdays, Sundays, all days observed by the federal or New York State government as legal holidays and all days on which commercial banks in New York State are required by law to be closed.

          Section 2.3 SCOPE OF SALE. As used in this Agreement, the term "PROPERTY" shall mean all of the Seller's right, title and interest in and to the following:

                    (a)  the Land;

                    (b)  the Building;

                    (c) easements, covenants, servitudes and other rights now belonging or appertaining to, or comprising a part of, the Land, and all right, title and interest of the Seller in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or behind or otherwise adjoining the Land and to the center line thereof;

                    (d) fixtures, equipment and machinery, exclusive of the Excluded Property and used in connection with the operation, management, maintenance or occupation of the Property in contradistinction to the operation of Seller's business;

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                    (e)  such licenses, permits, approvals and authorizations, if any, which are customarily required to be transferred to evidence Seller's ownership of the Property in contradistinction to the operation of Seller's business; and

                    (f) any unpaid awards for any taking by condemnation or any damage to the Land by reason of the change of grade of any street or highway.

          As used in this Agreement, the term "EXCLUDED PROPERTY" shall mean (i) all art work located in the Building, which art work is owned, leased or otherwise held, including on consignment, by Seller, and will continue to be owned, leased or otherwise held, including on consignment, by Seller or an affiliate of Seller and its affiliates or a client of Seller and its affiliates after the Closing Date and will continue to be located in the Building to permit Seller's operation of its business under the terms of the Lease, (ii) all fixtures, furniture, furnishings, equipment, supplies, tools, machinery, security systems (relating to Seller's business as opposed to base building security systems, if any), computer software or other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Property) owned or leased by any contractor or employee or any client of Seller and its affiliates, or by any tenant of Seller currently in occupancy at the Property, or by any Subtenant of Seller in occupancy of the Property after Closing and (iii) all fixtures, furniture, furnishings, equipment, supplies, tools, machinery, security systems (relating to Seller's business as opposed to base building security systems, if any), computer software and other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Property) which is owned or leased by Seller or its affiliates or otherwise used by Seller or its affiliates in connection with the operation of Seller's or its affiliates' business (in contradistinction to the operation of the Property), including, but not limited to, all specialized fixtures and equipment used by Seller or its affiliates, such as, for example, audio-visual equipment.

          Section 2.4 LEASEBACK. On the Closing Date, immediately following conveyance of title to the Property to Seller, Purchaser shall lease to Sotheby's, Inc., and Sotheby's, Inc. shall lease from Purchaser, the Property, pursuant to the terms and conditions of the lease attached hereto as EXHIBIT C (the "LEASE"), which shall be guaranteed by Sotheby's Holdings, Inc. (the "GUARANTOR"), pursuant to the terms and conditions of the lease guarantee, the form of which is attached to the Lease (the "LEASE GUARANTEE"). It is intended by the parties that the Lease shall be treated as a "capital lease" under Generally Accepted Accounting Principles.

                                   ARTICLE III

                               STATUS OF THE TITLE

          Section 3.1 PERMITTED ENCUMBRANCES. Subject to the terms and provisions of this Agreement, Seller's right, title and interest in the Property shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept same, subject only to the matters described on Schedule 3.1 (a) attached hereto (collectively, the "PERMITTED ENCUMBRANCES").

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                                   ARTICLE IV

               TITLE INSURANCE, LIENS/ADJOURNMENT OF CLOSING DATE

          Section 4.1 TITLE OBJECTIONS. (a) Purchaser, at Purchaser's expense, has engaged the Title Company to commence a search and examination of title to the Property. Purchaser has caused to be delivered to Seller a copy of the commitment to issue an owner's policy issued by the Title Company No. TAB-U02-00454M, dated October 10, 2002 (the "COMMITMENT"). Seller acknowledges that Purchaser has objected to all liens and encumbrances and noted violations which appear in the Commitment other than the Permitted Encumbrances set forth in Schedule 3.1 (a). Purchaser shall deliver to Seller a notice by Purchaser of any liens, encumbrances and noted violations that are not Permitted Encumbrances and that can be removed or satisfied by the payment of a present liquidated amount (the "TITLE OBJECTIONS") revealed by the Commitment which Purchaser is not required to accept. Subject to subparagraph (c) below, Seller shall be obligated to cure any Title Objection on or before the Scheduled Closing Date.

                    (b) If, on or prior to the Closing Date, the Title Company shall deliver any update to the Commitment which discloses additional liens, encumbrances or noted violations which were not disclosed in the Commitment, that are not Permitted Encumbrances and that can be removed or satisfied by the payment of a present liquidated amount (each, an "UPDATE EXCEPTION"), then Purchaser shall have until the Closing Date to deliver notice to Seller, which Update Exceptions shall become Title Objections.

                    (c) Title Objections shall be deemed cured (1) over which the Title Company is willing to insure (without additional cost to Purchaser),
(2) against which the Title Company is willing to provide affirmative insurance (without additional cost to Purchaser), (3) which relate to the existing $75,000,000 mortgage encumbering the Property held by JPMorgan Chase Bank (the "JPMORGAN CHASE MORTGAGE"), which will be assigned at Closing to Purchaser's lender and (4) which will be extinguished upon the transfer of the Property, which Title Objections shall be deemed Permitted Encumbrances for all purposes of this Agreement. Seller acknowledges that in order to cure a Title Objection in the manner contemplated by the preceding sentence, Seller may be required to deposit funds in escrow with the Title Company. Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate the Title Objections by the Scheduled Closing Date (defined below in Section 5.1), Seller may, upon prior notice to Purchaser, adjourn the Scheduled Closing Date (such adjourned Closing Date is herein referred to as the "ADJOURNED CLOSING DATE"), for a period (the "TITLE CURE PERIOD") reasonably determined to be necessary by Seller in order to cure Title Objections. Seller shall also have the right to invoke the aforesaid mechanism and adjourn the Scheduled Closing Date to an Adjourned Closing Date for any other commercially valid business reason on written notice to Purchaser at least three (3) business days' prior to the Scheduled Closing Date (or the Adjourned Closing Date if Purchaser previously adjourned the Closing to a date earlier than February 11, 2003) setting forth the Adjourned Closing Date. The parties hereby expressly agree that the Adjourned Closing Date selected by the Seller in either instance shall not be a date beyond February 11, 2003. If the Adjourned Closing Date selected by Seller shall fall on February 11, 2003, then, in such event, "time shall be of the essence" with respect to both parties' obligation to close on such Adjourned Closing Date.

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          Section 4.2    PURCHASER'S RIGHT TO ADJOURN CLOSING. If Purchaser
desires to adjourn the Scheduled Closing Date for a commercially valid business reason, Purchaser shall provide Seller with at least three (3) business days notice prior to the Scheduled Closing Date (or the Adjourned Closing Date if Seller previously adjourned the Closing to a date earlier than February 11,
2003) setting forth the date of the Adjourned Closing Date, which can be no later than February 11, 2003, which date shall be "time of the essence" with respect to both parties' obligation to close on such Adjourned Closing Date, subject to Seller's rights under Section 4.1(c).

          Section 4.3 NO ACTIONS. It is expressly understood that, should there be an objection to title which does not fall within the definition of Title Objections, in no event shall Seller be required to bring any action or institute any proceeding, or to incur any costs or expenses in order to attempt to eliminate any such objection to title. If Seller is unable to eliminate the same within the Title Cure Period, unless the same is waived by Purchaser, then, Purchaser may (i) accept the Property subject to such objection to title without abatement of the Purchase Price, in which event (x) such objection to title shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Purchaser shall close hereunder notwithstanding the existence of same, and (z) Seller shall have no obligations whatsoever after the Closing Date with respect to Seller's failure to cause such objection to title to be eliminated, or (ii) terminate this Agreement by notice given to Seller within five (5) business days following the earlier of (A) the expiration of the Title Cure Period or (B) Seller notifying Purchaser that such objection to title shall not be eliminated, in which event Purchaser shall be entitled to a return of the Deposit (together with any interest accrued thereon). If Purchaser shall fail to deliver the termination notice described in clause (ii) within the five (5) business day period described herein, Purchaser shall be deemed to have made the election under clause (ii). Upon the timely giving of any termination notice under clause
(ii) or upon deemed termination pursuant to the immediately preceding sentence, this Agreement shall terminate, the Deposit together with any interest accrued thereon shall be returned to Purchaser and neither party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination hereof.

          Section 4.4 SELLER AFFIDAVITS. If the Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of Seller, Seller shall deliver to the Title Company an affidavit showing that such judgments, bankruptcies or other returns are not against Seller in order to induce the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same. In addition, Seller shall deliver to the Title Company, all customary affidavits required to omit (i) exceptions with respect to municipal emergency repairs, (ii) exceptions with respect to (A) retroactive street vault charges, together with interest and penalties thereon, and (B) work done by the City of New York upon the Property or any demand made by the City of New York for any such work that may result in charges by the New York City Department of Environmental Protection for water tap closings or any related work, (iii) exceptions with respect to fees for inspections, reinspections, examinations and services performed by the Department of Buildings or for permits issued by the Department of Buildings, and (iv) any other exceptions of a similar type; provided that any of the exceptions enumerated in clauses (i) - (iv) are customarily omitted from a title report on the basis of an affidavit from the owner of the property being insured, without the expenditure of money and without an indemnity by such owner (except to the extent provided in Section 4.1(c) above).

          Section 4.5 TITLE INSURANCE. It is contemplated that, at the Closing, the Title Company shall issue to Purchaser or be irrevocably committed to issue to Purchaser an owner's form title insurance policy (the "TITLE POLICY"), in the amount of the Purchase Price, insuring that title to the Property is vested in Purchaser in accordance with this Agreement. Purchaser shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Purchaser may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to Seller, (b) Purchaser's obligations under this Agreement shall not be conditioned upon Purchaser's ability to obtain such endorsements or amendments so long as Seller complies with its obligations under Section 4.1(c) and, if Purchaser is unable to obtain such endorsements or amendments, Purchaser shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction or set off against the Purchase Price, and (c) the Closing shall not be delayed beyond February 11, 2003 as a result of Purchaser's request.

                                    ARTICLE V

                                     CLOSING

          Section 5.1 CLOSING. The Closing shall be held on January 31, 2003 (the "SCHEDULED CLOSING DATE") or on such Adjourned Closing Date as may be set pursuant to the provisions of Article IV. The Closing on the Scheduled Closing Date or the Adjourned Closing Date, as applicable, shall occur at 9:30 a.m. Eastern Time, at the offices of Jones, Day, Reavis & Pogue, 222 East 41st Street, New York, New York 10017 or at the offices in Manhattan of a lender, if any, to Purchaser in connection with the transaction contemplated by this Agreement, as Purchaser may request not less than three (3) business days prior to the Scheduled Closing Date. If the Adjourned Closing Date shall fall on February 11, 2003, then in such event time shall be of the essence with respect to both parties' obligations to close on the applicable Adjourned Closing Date. In order to facilitate the timely and expeditious closing of title and the payment of the Purchase Price at the Closing, Seller and Purchaser shall conduct and complete a comprehensive pre-closing at the offices of Jones, Day, Reavis & Pogue on the business day immediately prior to the applicable Closing Date.

          Section 5.2 SELLER'S CLOSING ITEMS. At the Closing, Seller agrees to execute, deliver, furnish or provide to Purchaser, or cause to be executed, delivered, furnished or provided to Purchaser, the following:

                    (a) a bargain and sale deed for the Land and Building with covenants against grantor's acts and otherwise in accordance with all requirements of applicable law and subject to certain of the Permitted Encumbrances (the "DEED"), in the form attached hereto as EXHIBIT D.

                    (b)  the Lease Guarantee;

                    (c) a Secretary's Certificate certifying that the Management Committee of Seller has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of such entity to execute the documents to be delivered by such entity on the Closing Date;

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                    (d)  a copy of the Articles of Organization and Operating
Agreement of Seller, certified to be true and correct by an officer of Seller;

                    (e) a certificate from the Secretary of State of the State of New York as to Seller's good standing under the laws of the State of New York;

                    (f) a "non-foreign person" certification from Seller pursuant to Section 1445 of the Code in the form attached hereto as EXHIBIT E (the "FIRPTA AFFIDAVIT");

                    (g)  the affidavits or similar documents contemplated by
Section 4.4;

                    (h) termination of the Lease, made by and between The Benenson Capital Company, as landlord, and Sotheby Parke-Bernet, Inc., as tenant, dated July 25, 1979, as referenced in the Memorandum of Lease dated as of July 25, 1979, recorded August 8, 1979 in Reel 490 page 1477, affecting the Property (in recordable form);

                    (i)  Certificate of Seller's Representations and Warranties;

                    (j)  set of plans and specifications of the Property;

                    (k) Certificate of Occupancy (or copy thereof, certified by Seller as true and correct and the most current Certificate of Occupancy issued for the Property);

                    (l) copies of all permits, approvals, warranties, variances, approvals and licenses, in connection with the ownership, occupancy, maintenance or operation of the Property, to the extent Seller is in possession; and

                    (m) such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

          Section 5.3 PURCHASER'S CLOSING ITEMS. At the Closing, Purchaser agrees to execute, deliver, furnish or provide to Seller, or cause to be executed, delivered, furnished or provided to Seller, the following:

                    (a) the balance of the Purchase Price in the manner required by Section 2.2(b);

                    (b) a Secretary's Certificate certifying that the Board of Directors of Purchaser has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of such entity to execute the documents to be delivered by such entity on the Closing Date;

                    (c) a certificate from the Secretary of State of the State of New York as to Purchaser's good standing under the laws of New York if applicable;

                    (d) Certificate of Purchaser's Representations and Warranties; and

                    (e) such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

          Section 5.4 DOCUMENTS JOINTLY EXECUTED BY SELLER AND PURCHASER. At the Closing, Seller and Purchaser shall each execute and deliver (and, to the extent applicable, Seller shall cause Sotheby's, Inc. to execute and deliver) the following documents:

                    (a) the City Transfer Tax and State Transfer Tax returns provided for in Section 5.5 and the State of New York Real Property Transfer Report, Form RP-5217NYC, all to be delivered to the Title Company;

                    (b)  the Lease;

                    (c) a Memorandum of Lease, in proper statutory form for recording;

                    (d) a subordination, non-disturbance and attornment agreement among Seller, Purchaser and Purchaser's lender, if any, substantially in the form attached as EXHIBIT F, in proper form for recording (the "LEASE SNDA");

                    (e)  the documentation necessary to comply with Section 5.7;

                    (f) a letter of direction to the Escrow Agent to disburse the Deposit to Seller and to disburse one-half of the interest earned thereon to each of Seller and Purchaser;

                    (g) such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement; and

                    (h)  a closing statement.

          Section 5.5 TRANSFER AND RECORDATION TAXES. (a) At the Closing, all recording fees, recording taxes and sales taxes, if any, imposed in connection with the conveyance of the Property pursuant to this Agreement shall be paid by Purchaser.

                    (b) At the Closing, Seller shall pay the New York State Real Estate Transfer Tax (the "STATE TRANSFER TAX") in accordance with Article 31 of the Tax Law of the State of New York, and the New York City Real Property Transfer Tax (the "CITY TRANSFER TAX") imposed by Chapter 21, Title 11 of the Administrative Code of the City of New York, in connection with the conveyance of the Property to Purchaser in accordance with the provisions of this Agreement.

                    (c) Seller and Purchaser shall each execute and/or swear to the returns or statements required in connection with the State Transfer Tax and the City Transfer Tax, and any other taxes referred to in this Section 5.5 or otherwise applicable to the transactions contemplated by this Agreement, and shall deliver same, together with the check or checks of Seller in payment thereof which are required of Seller, to the Title Company on the Closing Date. All such tax payments shall be made by certified or bank check payable directly to the order of the appropriate governmental officer, or in such manner as the Title Company shall reasonably require and accept.

                    (d) The provisions of this Section 5.5 shall survive the Closing.

          Section 5.6 TITLE INSURANCE AND SURVEY COSTS. The costs of examination of title (including all UCC, tax and other searches) and title premiums for the issuance by the Title Company of policies of title insurance insuring Purchaser's fee interest in the Property, conforming to the requirements of Purchaser, shall be paid by Purchaser. The cost of obtaining new or updated surveys for the Property, conforming to the requirements of Purchaser, shall be paid by Purchaser. The provisions of this Section 5.6 shall survive the Closing.

          Section 5.7 1099 COMPLIANCE. Seller and Purchaser shall execute, acknowledge and deliver to the other party such instruments, and take such other actions, as such other party may reasonably request in order to comply with
Section 6045(e) of the Code, or any successor provision or any regulations promulgated pursuant thereto, insofar as the same requires reporting of information in respect of real estate transactions. The parties designate the Title Company as the responsible party for reporting this information as required by law. The provisions of this Section 5.7 shall survive the Closing.

          Section 5.8 ATTORNEY'S FEES. Seller and Purchaser shall each bear the costs of their respective counsel in connection with the sale and purchase of the Property.

          Section 5.9 CLOSING CONDITIONS. The obligation of Seller and Purchaser to consummate the transaction contemplated by this Agreement shall be conditioned on the following conditions, as of the Closing Date, provided the party owed the condition may waive the non-performance thereof and the other party owing such condition shall still be obligated to close hereunder:

                    (a) all representations and warranties of Seller and Purchaser are true and correct in all material respects as of the Closing Date, except to the extent that any such representations and warranties expressly relate to an earlier date and Purchaser has been provided with any updates necessary to make the representations and warranties updated at closing true and correct in all material respects on the Closing Date;

                    (b) neither Seller nor Guarantor has filed nor has become the subject of a bankruptcy proceeding;

                    (c) there has been no material adverse change in the financial condition of Seller or Guarantor since such financial condition was represented to Purchaser pursuant to Section 8.1(n), except to the extent there may be a material adverse change in such financial condition due to facts which have been disclosed to Purchaser in writing which Purchaser has acknowledged receipt of in such writing;

                    (d) Seller shall have provided to Purchaser a legal opinion from Jones, Day, Reavis and Pogue, in form and substance reasonably acceptable to Purchaser, (i) as to the due authorization and execution of the Lease by the tenant under the Lease and (ii) as to the due authorization and execution by Guarantor of the Lease Guarantee; and

                    (e) Purchaser shall have provided to Seller a legal opinion of Fried, Frank, Harris, Shriver & Jacobson, in form and substance reasonably acceptable to Seller, as to the due authorization and execution of the Lease by Purchaser.

                                   ARTICLE VI

                               CLOSING ADJUSTMENTS

          Section 6.1 CLOSING ADJUSTMENTS. (a) Seller and Purchaser acknowledge and agree that there shall be no closing adjustments, because of the execution and delivery of the Lease at closing and that payments usually adjusted will be paid by Seller or the tenant under the Lease.

                    (b) If the covenants of Seller contained in Section 4.1(c) and Section 7.1(f) below are not accomplished at Closing, other than due to the act or omission of Purchaser or its lender, as to such condition, Seller shall not be deemed in default hereunder and the balance of the Purchase Price payable by Purchaser at closing will be reduced by $1,030,000.00, provided however, to the extent the covenant is satisfied in part, the Purchase Price shall be reduced by a pro rata amount so that Purchaser will be in the same economic position as if the covenant had been fully satisfied.

                                   ARTICLE VII

                               COVENANTS OF SELLER

          Section 7.1 COVENANTS. During the period from the date hereof until the Closing Date, Seller shall:

                    (a) operate, maintain and manage the Property in a manner consistent with current practice, including, without limitation, maintaining property and terrorism insurance coverage in effect on the date hereof;

                    (b) not enter into any leases, subleases, rental agreements, licenses and other occupancy agreements, for the use or occupancy of all or any portion of the Property, nor cancel, modify, extend or renew or accept any surrender, nor waive any default under any leases, subleases, rental agreements, licenses and other occupancy agreements, in each instance without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed;

                    (c) not enter into any service contracts that cannot be terminated on thirty (30) days written notice from the owner of the Property nor modify, cancel, extend or renew any existing Contracts, in each instance without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed;

                    (d) not perform, nor permit to be performed, alterations to the Property, except as necessary for ordinary repair and maintenance of the Property and in the ordinary course of Seller's business, without the prior consent of Purchaser, except to the extent

Landlord's (as such term is defined in the Lease) consent would be required to any such alteration, pursuant to Section 9 of the Lease;

                    (e) provide prompt notice of any condemnation or casualty affecting the Property; and

                    (f) Seller shall cause the JPMorgan Chase Mortgage to be assigned to Purchaser's lender at Closing.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

          Section 8.1 REPRESENTATIONS AND WARRANTIES BY SELLER. Seller hereby represents and warrants to Purchaser as of the date hereof that (except as noted in Schedule 8.1):

                    (a) Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York;

                    (b) Seller has the legal right, power and authority to enter into this Agreement and perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Seller of its obligation hereunder, (x) has been duly authorized, and (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its property is subject and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing or delivered to the Purchaser;

                    (c) other than the three Lis Pendens identified in the Commitment currently relating to mechanics' liens, there are no actions, suits, hearings, litigations, governmental or administrative proceedings or arbitrations presently pending or, to Seller's actual knowledge, threatened in writing (collectively, the "ACTIONS") with respect to the Property and Seller has delivered to Purchaser copies of all relevant documents, filings and other materials relating to any such Actions (regardless of whether adequate insurance coverage is available);

                    (d) Seller has no actual knowledge of any pending condemnation, eminent domain or similar proceedings with respect to the Property, and has no actual knowledge that any such proceedings are threatened or contemplated;

                    (e) Seller has not granted any unrecorded rights of first offer to purchase, rights of first refusal to purchase, purchase options or similar rights or contractually required consents to transfer pertaining to the Property;

                    (f) the fixtures, furniture, furnishings, equipment, machinery and other personal property attached to, appurtenant to or located on the Property (other than the Excluded

Property which is not being transferred) have been fully paid for and are or will, at Closing, be owned by Seller free and clear of all liens and encumbrances;

                    (g)  Seller is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Code;

                    (h) attached hereto as Schedule 8.1(h) is a list of all material service contracts (the "CONTRACTS") in effect as of the date hereof, each of which Seller has heretofore delivered true, correct and complete copies of to Purchaser; Seller has no knowledge of any default from any party to the Contracts that has not been cured by any such defaulting party;

                    (i) attached here to as Schedule 8.1(i) is a list of all leases, subleases, licenses and occupancy agreements in effect as of the date hereof (the "Occupancy Agreements"), each of which Seller has heretobefore delivered true, correct and complete copies of to Purchaser, together with any amendments, supplements, renewals or modifications thereof; Seller has no knowledge of any material default by any party to such Occupancy Agreements that has not been cured by any such defaulting party;

                    (j) neither Seller nor Guarantor has (i) commenced a voluntary case, or had entered against it a petition for relief under any federal bankruptcy act or similar petition order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its asset, or (iii) made an assignment for the benefit of creditors;

                    (k) Seller has delivered heretobefore true, correct and complete copies of Seller's property insurance against fire and other hazards covered by extended coverage endorsement, including terrorism insurance and commercial general liability insurance against claims for bodily injury, death, and property damage occurring in, on or about the Property; all such policies are currently in full force and effect;

                    (l) there has been no work done upon the Property by order of the City of New York, nor has the City of New York made any demand for any such work that may result in charges by the City of New York or liens against the Property;

                    (m) Seller has granted no options, rights of first refusal, contracts or other obligations outstanding (written or oral) for the sale, exchange or transfer of the Property or any interest therein which would be superior to the rights of Purchaser under this Agreement or which could survive Closing;

                    (n) Seller has heretofore delivered true and complete copies of each of Guarantor's most current financial statements, which fairly reflect the financial condition of Guarantor and Seller, and there has been no material adverse change in the financial condition of Guarantor or Seller since the date of such financial statements, except to the extent there may be a material adverse change in such financial condition due to facts which have been disclosed to Purchaser in writing which Purchaser has acknowledged receipt of in such writing;

                    (o) all Impositions (as such term is defined in the Lease) have been paid to date or are otherwise liens not yet due and payable;

                    (p) Seller has no actual knowledge of a violation of any applicable federal, state or local environmental regulations regarding the Property and there are no suits, actions or proceedings pending or, to the actual knowledge of Seller, threatened against Seller in connection therewith;

                    (q) Seller has no actual knowledge of any zoning violations relating to the Property issued against Seller;

                    (r) Seller has no more recent environmental report with respect to the Property than that certain Phase I Environmental Site Assessment prepared by Emteque Corporation dated December, 2002;

                    (s) There are no Actions against Seller or Guarantor and to the actual knowledge of Seller or Guarantor, respectively, threatened which would materially adversely affect the validity or enforceability of Seller's obligations hereunder and under the Lease or the validity or enforceability of Guarantor's obligations under the Lease Guarantee;

                    (t) Attached as Schedule 8.1(t) is a true, correct and complete schedule of the tax certiorari proceedings currently pending with respect to the Property, the counsel acting in connection with such proceeding, and the fee arrangement in effect with respect to each such proceeding, and except as otherwise set forth in Schedule 8.1(t), (i) there are no tax abatements or exemptions specifically affecting the Property, and (ii) no written notice has been received, and Seller has no actual knowledge of any such pending increase, any proposed increase in the assessed valuation of the Property or of any proposed public improvement assessments, but Purchaser has been advised that the Property may be reassessed as a result of (i) its recent expansion and renovation and (ii) the transaction contemplated by this Agreement; and

                    (u) No portion of the Purchase Price is allocated to personal property and the personal property included in the sale, if any, is de minimus.

Any and all uses of the phrase, "to Seller's (or Guarantor's) actual knowledge" or other references to Seller's or Guarantor's knowledge in this Agreement shall mean the actual knowledge of Donaldson C. Pillsbury and William Sheridan (the "SELLER KNOWLEDGE INDIVIDUALS") as to a fact at the time given. The actual or constructive knowledge of any other individual or entity shall not be imputed to the Seller Knowledge Individuals.

          Section 8.2 REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser hereby represents and warrants to Seller as of the date hereof that:

                    (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; and

                    (b) Purchaser has the legal right, power and authority to enter into this Agreement and perform all its obligations hereunder, and the execution and delivery of this

Agreement and the performance by Purchaser of its obligations hereunder, (x) has been duly authorized, and (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which Purchaser is a party or by which it is bound, or to which it or any portion of its property is subject and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing and delivered to Seller.

          Section 8.3 ACKNOWLEDGMENTS OF PURCHASER. Purchaser acknowledges and agrees for the benefit of Seller that:

                    (a) Except as otherwise expressly stated in this Agreement or in any agreement or instrument executed and delivered by Seller to Purchaser contemporaneously herewith, including, by way of example, but not limited to representations and warranties set forth in Section 8.1 of this Agreement and the limited warranty of title expressly set forth in the Deed (hereinafter collectively referred to in this Section 8.3 as the "SURVIVING REPRESENTATIONS"), Seller hereby expressly disclaims any and all representations and warranties of any kind or character, express or implied, written or oral, with respect to the Property, and Purchaser agrees to accept the Property "AS IS, WHERE IS, WITH ALL FAULTS". Without limiting the generality of the preceding sentence or any other disclaimer set forth herein, Seller and Purchaser hereby agree that, except for the Surviving Representations, Seller has not made and is not making any representations or warranties, express or implied, written or oral, as to (a) the nature or condition, physical or otherwise, of the Property or any aspect thereof, including, without limitation, any warranties of habitability, suitability, merchantability or fitness for a particular use or purpose, or the absence of latent or other defects in the Property, (b) the nature or quality of construction, structural design or engineering of the improvements or the state of repair or lack of repair of any of the improvements, (c) the quality of the labor or materials included in the improvements, (d) the soil conditions, drainage conditions, topographical features, access to public rights-of-way, availability of utilities or other conditions or circumstances which affect or may affect the Property or any use to which the Property may be put, (e) any conditions which affect or may affect the Property with respect to any particular purpose, use, development potential or otherwise, (f) the area, size, shape, configuration, location, capacity, quantity, quality, cash flow, expenses or value of the Property or any part thereof, (g) the nature or extent of title to the Property, or any easement, servitude, right-of-way, possession, lien, encumbrance, license, reservation, condition or otherwise that may affect title to the Property, (h) any environmental, geological, structural, or other condition or hazard or the absence thereof heretofore, now or hereafter affecting in any manner the Property, including but not limited to, the presence or absence of asbestos or any environmentally hazardous substance on, in, under or adjacent to the Property, (i) the compliance of the Property or the operation or use of the Property with any applicable restrictive covenants, or with any laws, ordinances or regulations of any governmental body (including specifically, without limitation, any zoning laws or regulations, any building codes, any environmental laws, and the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq.). The provisions of this Section 8.3 shall be binding on Purchaser and shall survive the Closing.

                    (b) Purchaser has been given the opportunity to inspect the Property, and the leases, contracts and other materials (including, without limitation, title materials and financial reports) relating to the Property that Purchaser deemed necessary to inspect and review in connection with the transaction contemplated by this Agreement, and Purchaser has had the opportunity to retain such environmental consultants, structural engineers and other experts as it deemed necessary to inspect the Property and review such materials. Purchaser is relying on its own investigation and the advice of its experts regarding the Property, and upon its review of leases, contracts, and other materials, and not on any representations or warranties of Seller (other than the Surviving Representations). Purchaser acknowledges that Seller makes absolutely no representations or warranties with respect to the accuracy or completeness of any information, reports or other materials delivered to Purchaser except as may be expressly set forth in the Surviving Representations or elsewhere in this Agreement or in the instruments executed and delivered at Closing.

          Section 8.4 NO FINANCING CONTINGENCY. Purchaser acknowledges and agrees that its obligations under this Agreement shall not be subject to any financing or other contingency.

          Section 8.5 DAMAGES FOR BREACH OF REPRESENTATIONS. In the event of a material breach with respect to any representation or warranty made by Seller or Purchaser under this Agreement, the non-breaching party shall be entitled to pursue a claim with respect to such breach if and only if (i) written notice of such breach is given to the breaching party on or prior to the expiration of the applicable Survival Period (as defined below in this Section 8.5) for such breach, which notice must contain a reasonably detailed description of the facts relating to the claimed breach and (ii) the liability and losses arising out of such breach, when aggregated with all other breaches, if any, of representations and warranties under this Agreement, shall exceed $100,000. With respect to the liability incurred by Seller for any breach of any representation or warranty made by Seller, any such liability shall be joint and several with Guarantor. For purposes of this Section 8.5, "SURVIVAL PERIOD" shall mean: with respect to the representations and warranties in Sections 8.1(a), 8.1(b), 8.2(a) and 8.2(b), a period without expiration, with respect to the representation and warranty in Section 8.1(n), a period of three (3) years and with respect to all other representations and warranties, a period of one (1) year commencing on the day following the Closing Date. The provisions of this Section 8.5 shall survive the Closing.

                                   ARTICLE IX

                                     NOTICES

          Section 9.1 NOTICES. All notices, demands, requests, approvals or other communications ("NOTICES") required to be given or which may be given hereunder shall be in writing and shall be given by personal delivery with receipt acknowledged or by United States registered or certified mail, return receipt requested, postage prepaid or by Federal Express or other reputable national overnight courier service, and shall be deemed given when received or refused at the following addresses:

          If to Seller:       SIBS, LLC
                              c/o Sotheby's Holdings, Inc.
                              1334 York Avenue
                              New York, New York 10021
                              Attention:  Donaldson C. Pillsbury, Esq.
                                   Executive Vice President and General Counsel

          With copies to:     Sotheby's Holdings, Inc.
                              1334 York Avenue
                              New York, New York 10021
                              Attention:  Mr. William Sheridan
                                   Executive Vice President and Chief Financial
                                   Officer

          and:                Sotheby's Holdings, Inc.
                              1334 York Avenue
                              New York, New York 10021
                              Attention:  Mr. Robert Wolcott
                                   Senior Vice President/Director-Tax Department and Treasurer

          and:                Jones, Day, Reavis & Pogue
                              222 East 41st Street
                              New York, New York 10017
                              Attention:  Susanna S. Fodor, Esq.

          If to Purchaser:    c/o RFR Holding LLC
                              400 Park Avenue
                              15th Floor
                              New York, New York 10022
                              Attention:  Mr. Aby Rosen

          With a copy to:     Fried, Frank, Harris, Shriver & Jacobson
                              One New York Plaza
                              New York, New York  10004
                              Attention:  Jonathan L. Mechanic, Esq.

Each party may designate a change of address (or additional or substitute parties for notice) by notice to the other party, given at least fifteen (15) days before such change of address is to become effective. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

                                    ARTICLE X

                                 CONFIDENTIALITY

          Section 10.1 CONFIDENTIALITY. Purchaser acknowledges and agrees that it shall be bound by all of the terms and conditions of that certain confidentiality letter agreement between J.P. Morgan Securities Inc., on behalf of Sotheby's Holdings Inc. and RFR Holding Corp., dated as of November 4, 2002. Between the date hereof through and including the Closing Date, Purchaser and Seller shall not (and shall each use reasonable efforts to cause their respective Representatives, including, without limitation, financial institutions not to) disclose, make known, divulge, disseminate or communicate the Purchase Price or any of the terms of this Agreement or this transaction or any agreement, document or understanding pertinent to the instant transaction without the consent of the other party, except (i) as required by law, (ii) to their respective Representatives involved in the transaction or their respective businesses, (iii) to Purchaser's prospective lenders or investors or (iv) to Seller's lender or investors.

          Section 10.2 SURVIVAL. The provisions of Section 10.1 shall survive the termination of this Agreement.


                                   ARTICLE XI

                             DAMAGE AND DESTRUCTION

          Section 11.1 EFFECT OF DAMAGE. If all or any part of the Property is damaged by fire or other casualty occurring following the date hereof and prior to the Closing Date, whether or not such damage affects a material part of the Property,

                    (a) if the estimated cost of repair or restoration is less than or equal to Fifteen Million Dollars ($15,000,000), neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage. In such event, Seller, in consultation with Purchaser shall make a claim for and to collect any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Property on account of said physical damage or destruction and the parties will proceed in such event in accordance with Section 12 of the Lease, as though Seller was the tenant and Purchaser was the landlord, respectively; and

                    (b) if the estimated cost of repair or restoration exceeds Fifteen Million Dollars ($15,000,000), Purchaser shall have the option, exercisable within thirty (30) days after receipt of notice of the occurrence of such fire or other casualty and such factual information regarding the casualty and availability of insurance proceeds as is reasonably sufficient to enable Purchaser to make an informed decision about whether or not to proceed to Closing, to terminate this Agreement by delivering notice thereof to the other party, whereupon the Deposit (together with any interest accrued thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except for such provisions which are expressly provided in this Agreement to survive the termination hereof. If a fire or other casualty described in this clause (b) shall occur and Purchaser shall have elected to proceed with the consummation of the transaction contemplated by this Agreement, then in such event, irrespective of the cost of repair or restoration exceeding Fifteen Million Dollars ($15,000,000), the parties shall proceed to the Closing and consummate this transaction and their rights and obligations shall be the same as those set forth under Section 11.1(a).

          Section 11.2 ESTIMATES. The estimated cost to repair and/or restore contemplated in Section 11.1 above shall be established by estimates obtained by Seller from independent contractors, subject to Purchaser's review and reasonable approval of the same and the provisions of Section 11.3 below.

          Section 11.3 DISPUTES. The provisions of this Article XI supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York. Any disputes under this Article XI as to the cost of repair or restoration shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the expedited construction rules then obtaining of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request The Real Estate Board of New York, Inc., to designate an arbitrator. Such arbitrator shall be an independent architect or engineer having at least ten (10) years of experience in the construction of comparable office buildings in Manhattan. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.

                                   ARTICLE XII

                                  CONDEMNATION

          Section 12.1 EFFECT OF CONDEMNATION. If, prior to the Closing Date, any part of the Property is taken, or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Property of its intention to take, by eminent domain proceeding, any part of the Property (a "TAKING"), then:

                    (a) if such Taking is less than or equal to Fifteen Million Dollars ($15,000,000), neither party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking and in such event the parties shall proceed in accordance with the terms of Section 13 of the Lease as if Seller was the tenant thereunder and Purchaser the landlord, respectively.

                    (b) if such Taking is more than Fifteen Million Dollars ($15,000,000), Purchaser shall have the option, exercisable within thirty (30) days after receipt of notice of such Taking and such factual information regarding the Taking and the availability of awards or other proceeds of such Taking as is reasonably sufficient to enable Purchaser to make an informed decision about whether or not to proceed to Closing, to terminate this Agreement by delivering notice thereof to the other party, whereupon the Deposit (together with any interest earned thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof. If a Taking described in this clause
(b) shall occur and Purchaser shall have elected to consummate the transaction contemplated by this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking and in such event the parties shall proceed in accordance with the terms of Section 13 of the Lease as if Seller was the tenant thereunder and Purchaser the landlord, respectively.

                    (c) The provisions of this Article XII supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York. Any disputes under this Article XII as to whether the Taking is less than or equal to Fifteen Million Dollars ($15,000,000) shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the expedited commercial rules then obtaining of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request The Real Estate Board of New York, Inc. to designate an arbitrator. Such arbitrator shall be an independent appraiser having at least ten (10) years of experience in the valuation of comparable office buildings in Manhattan. The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.

                                  ARTICLE XIII

                         DEFAULT BY PURCHASER OR SELLER

          Section 13.1 PURCHASER DEFAULT. If Purchaser shall default in the payment of the Purchase Price or if Purchaser shall default in the performance of any of its other obligations to be performed on the Closing Date, Seller's sole remedy by reason thereof shall be to terminate this Agreement and, upon such termination, Seller shall be entitled to retain the Deposit (and any interest earned thereon) as liquidated damages for Purchaser's default hereunder, it being agreed that the damages by reason of Purchaser's default are difficult, if not impossible, to ascertain, and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement except for those rights and obligations that are expressly provided in this Agreement to survive termination hereof. If Seller terminates this Agreement pursuant to a right given to it hereunder and Purchaser takes any action which interferes with Seller's ability to sell, exchange, transfer, lease, dispose of or finance the Property or take any other actions with respect thereto (including, without limitation, the filing of any lis pendens or other form of attachment against the Property), then the named Purchaser (and any assignee of Purchaser's interest hereunder) shall be liable for all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements) incurred by Seller by reason of such action to contest by Purchaser.

          Section 13.2 SELLER DEFAULT. If Seller shall default in any of its obligations to be performed on or before the Closing Date, Purchaser as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of its counsel) shall have the right subject to the other provisions of this Section 13.2: (i) to seek to obtain specific performance of Seller's obligations hereunder, provided that any action for specific performance shall be commenced within ninety (90) days after Purchaser has knowledge of such default, and if Purchaser prevails thereunder, Seller shall reimburse Purchaser for all reasonable legal fees, court costs and all other reasonable costs of such action or (ii) to receive a return of the Deposit (together with any interest earned thereon), it being understood that if Purchaser fails to commence an action for specific performance within ninety (90) days after Purchaser has knowledge of such default, Purchaser's sole remedy shall be to receive a return of the Deposit

(together with any interest earned thereon). Upon such return and delivery, this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder except for those rights and obligations set forth in
Article X. Notwithstanding the foregoing, Purchaser shall have no right to seek specific performance if Seller fails to cure or remedy a state of facts that Seller is not obligated to cure, pursuant to Article IV.

          Section 13.3 SURVIVAL. The provisions of this Article XIII shall survive the termination hereof.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

          Section 14.1 SEVERABILITY. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, this Agreement shall be construed without such term, covenant, condition or provision.

          Section 14.2 RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of any of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing executed by all of the parties hereto. Failure to exercise or any delay in exercising any of such rights also shall not operate as a waiver or variation of that or any other such right. Defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

          Section 14.3 HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

          Section 14.4 CONSTRUCTION. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plurals of such nouns or pronouns and pronouns of one gender shall be deemed to include the equivalent pronouns of the other gender.

          Section 14.5 ASSIGNMENT. Purchaser shall not assign its rights under this Agreement to any other party without the prior written consent of Seller; provided, however, on or before closing, Purchase may assign this Agreement to an entity (i) in which the principals of Purchaser on the date hereof continue to hold not less than a ten percent (10%) ownership interest in Purchaser or the Assignee entity; (ii) such principals control the day-to-day management of such entity and (iii) such principals have the powers customarily reserved to a managing general partner, managing member or equivalent party (subject to certain approval rights of the type customarily reserved to other partners, members or equivalent parties of the entity over certain major decisions). Purchaser will not sell the Property to a third party within twenty-four (24) months of the Closing Date. The provisions of this Section 14.5 shall survive the Closing.

          Section 14.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same Agreement.

          Section 14.7 GOVERNING LAW. This Agreement shall be construed, and the rights and obligations of Seller and Purchaser hereunder shall be determined, in accordance with the laws of the State of New York.

          Section 14.8 JURISDICTION; VENUE. For the purposes of any suit, action or proceeding involving this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts sitting in New York County in the State of New York and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, PROVIDED that a reasonable time for appearance is allowed, and the parties hereto agree that such court shall have exclusive jurisdiction over any such suit, action or proceeding commenced under this Agreement. Each party hereby irrevocably waives any objection that it may have now or hereafter to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in New York County in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 14.9 WAIVER OF TRIAL BY JURY. The parties hereto waive any right to a trial by jury of any dispute arising under or relating to this Agreement.

          Section 14.10 BROKERS AND ADVISORS. (a) Seller and Purchaser each warrants and represents to the other that it has not dealt or negotiated with any broker in connection with the sale of the Property as provided by this Agreement. Seller and Purchaser each hereby agrees to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party.

                    (b) Seller shall be responsible for the payment of any sums due J.P. Morgan Securities Inc. and J.P. Morgan Real Estate Advisors, Inc. in their capacity as financial advisors to Seller and for the payment of all professionals and other advisors retained by the Seller in connection with the sale of the Property. Purchaser shall be responsible for the payment of all professionals and advisors retained by Purchaser in connection with the sale of the Property.

                    (c) The provisions of this Section 14.10 shall survive the Closing.

          Section 14.11 INTEGRATION. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the specific matters agreed to herein and supersedes all prior agreements or understandings between the parties with respect to the matters contained herein. The parties hereto acknowledge that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement or with respect to the obligations of the parties hereto under this Agreement, except those specifically set forth in this Agreement.

          Section 14.12 AMENDMENTS. This Agreement may not be changed, modified or terminated, except by an instrument in writing signed by the parties hereto.

          Section 14.13 FURTHER ASSURANCES; COOPERATION. The parties will execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Property and for carrying out the intentions or facilitating the consummation of the transactions contemplated by this Agreement. In furtherance thereof, the parties hereto shall cooperate with each other to effectuate the transactions contemplated by this Agreement and to minimize transaction costs. The provisions of this Section 14.13 shall survive the Closing.

          Section 14.14 NO RECORDING. Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller's consent thereto.

          Section 14.15 TRANSACTION CHARACTERIZATION. (a) It is the intent of the parties that the conveyance of the Property to Purchaser be an absolute conveyance in effect as well as form, and the instruments of conveyance to be delivered at Closing are not intended to serve or operate as a mortgage, equitable mortgage, security agreement, trust conveyance or financing or trust arrangement of any kind, nor as a preference or fraudulent conveyance against any creditors of Seller. After the execution and delivery of the instruments of conveyance described in Section 5.2, Seller will have no legal or equitable interest or any other claim or interest in the Property other than as set forth in the Lease. Furthermore, the parties intend for the Lease to be a "capital lease" under Generally Accepted Accounting Principles and not a transaction creating an operating lease, a financing lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economic realities of the Lease are those of a capital lease.

                    (b) Notwithstanding the existence of the Lease, none of the parties shall contest the validity, enforceability or characterization of the sale and purchase of the Property by Purchaser pursuant to this Agreement as an absolute conveyance, and both parties shall support the intent expressed herein that the purchase of the Property by Purchaser pursuant to this Agreement provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. The provisions of this Section 14.15 shall survive the Closing.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first referenced above.

                              SELLER:

                              SIBS, LLC

                              By: /s/ WILLIAM S. SHERIDAN
                                  ----------------------------------------------
                                  Name:  William S. Sheridan
                                  Title: Executive Vice President and
                                         Chief Financial Officer


                              PURCHASER:

                              RFR HOLDING CORP.

                              By: /s/ ABY ROSEN
                                  ----------------------------------------------
                                  Name:  Aby Rosen


Guarantor, solely with respect to the Guarantor's representations contained in Section
8 of the Agreement and Section
8.5 thereof

SOTHEBY'S HOLDINGS, INC.

By: /s/ WILLIAM S. SHERIDAN
    --------------------------------------------
    Name:  William S. Sheridan
    Title: Executive Vice President and
           Chief Financial Officer

                                    EXHIBIT A

                             Description of the Land

ALL the certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of York Avenue (formerly Avenue A) and the southerly side of 72nd Street; running thence in a southerly direction along the easterly side of York Avenue 204 feet 4 inches to the corner formed by the intersection of the easterly side of York Avenue and the northerly side of 71st Street; running thence in an easterly direction along the northern side of 71st Street, 198 feet; thence in a northerly direction and parallel with York Avenue 204 feet 4 inches to the southerly side of 72nd Street; and thence in a westerly direction along with southerly side of 72nd Street 198 feet to the point or place of BEGINNING.

                                    EXHIBIT B

                                Escrow Agreement


                                              As of December 16, 2002


SIBS, LLC
1334 York Avenue
New York, New York  10021

RFR HOLDING CORP.
c/o RFR Holding LLC
400 Park Avenue
15th Floor
New York, New York 10022

[Ladies and Gentlemen]:

          Reference is made to that certain Purchase and Sale Agreement dated as of December [ ], 2002 (the "CONTRACT OF SALE") by and between SIBS, LLC ("SELLER") and RFR HOLDING CORP. ("PURCHASER"). Pursuant to the Contract of Sale, Purchaser has deposited with Counsel Abstract, Inc. ("ESCROW AGENT") the sum of $5,000,000 (the "DEPOSIT"), receipt of which is hereby acknowledged. Escrow Agent agrees to hold the Escrow Funds (defined in Section 2) in accordance with the terms hereof and of the Contract of Sale, including, without limitation, Section 2.2 of the Contract of Sale. Seller, Purchaser and Escrow Agent further agree as follows:

          1. APPOINTMENT OF ESCROW AGENT. Each of Seller and Purchaser hereby appoints Escrow Agent to act as its agent in accordance with this Escrow Agreement and the Contract of Sale and Escrow Agent hereby accepts such appointment and agrees to serve as their agent in accordance with the terms and conditions of this Escrow Agreement and the Contract of Sale.

          2. ESCROW DEPOSIT. The Deposit shall be invested in an interest bearing savings or money market account (any interest earned on the Deposit is hereinafter referred to as the "INTEREST" and the Interest and the Deposit are hereinafter collectively referred to as the "ESCROW FUNDS") in accordance with the provisions of Section 2.2 of the Contract of Sale.

          3. RELEASE OF ESCROW FUNDS. (a) Without any further action or direction given by Seller or Purchaser, on the Closing Date (such term is defined in the Contract of Sale) (i) the Deposit shall be released from escrow and delivered by Escrow Agent to Seller, and (ii) the Interest, if any, shall be released from escrow and one-half of the Interest shall be delivered by Escrow Agent to each of Purchaser and Seller; provided, however, if for any reason

(other than extended by Seller or Purchaser as set forth in Sections 4.1(c) and 4.2, respectively, of the Contract of Sale), the Closing shall not occur, Escrow Agent shall promptly deliver the Escrow Funds to the appropriate party or parties pursuant to the Contract of Sale.

          (b) If for any reason the Closing does not occur on or before the Scheduled Closing Date, as the same may be adjourned to the Adjourned Closing Date (as such terms are defined in the Contract of Sale) and either Seller or Purchaser makes a written demand upon Escrow Agent for payment or refund, as the case may be, of the Escrow Funds or any portion thereof, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment or refund, as the case may be, within ten (10) business days (such term is defined in the Contract of Sale) after the giving of such notice, Escrow Agent is hereby authorized to make such payment or refund, as the case may be; PROVIDED, HOWEVER, if for any reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Escrow Agreement or a final judgment of a court of competent jurisdiction. Notwithstanding the foregoing, Escrow Agent shall have the right at any time to deposit the Escrow Funds with the Clerk of the Supreme Court of New York, First Department. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

          4. ESCROW AGENT DUTIES AND LIABILITIES. It is expressly understood and agreed by each of Seller and Purchaser that (i) the duties of Escrow Agent, as herein specifically provided, are purely ministerial in nature;
(ii) Escrow Agent shall not be responsible or liable in any manner whatsoever for, or have any duty to inquire into, the sufficiency, correctness, genuineness or validity of the notices it receives hereunder, or the identity, authority or rights of either of Seller or Purchaser; (iii) Escrow Agent shall have no duties or responsibilities in connection with the Escrow Funds, other than those specifically set forth in this Escrow Agreement; (iv) Escrow Agent shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or any other paper or document believed by Escrow Agent, in good faith, to be genuine; (v) Escrow Agent may assume (in the absence of knowledge to the contrary) that any person purporting to have authority to give notices on behalf of each of Seller and Purchaser in accordance with the provisions hereof has been duly authorized to do so; (vi) Escrow Agent shall incur no liability whatsoever except for such resulting from its willful misconduct or gross negligence, as long as Escrow Agent has acted in good faith in the performance of its duties hereunder; and (vii) upon Escrow Agent's performance of its obligations under Sections 2 and 3 hereof, Escrow Agent shall be relieved of all liability, responsibility and obligation with respect to the Escrow Funds or arising out of or under this Escrow Agreement, except to the extent resulting from its willful misconduct or gross negligence. Escrow Agent may, at its own expense, consult with legal counsel in the event of any dispute or questions as to the construction of any provisions hereof or its duties hereunder, and it shall be fully protected in acting in accordance with the opinion or instructions of such counsel.

          5. DISPUTE RESOLUTION. Each of Seller and Purchaser acknowledges that in receiving the Escrow Funds, Escrow Agent is acting only as a stakeholder for the accommodation of Seller and Purchaser. It is further expressly understood and agreed that if at any time prior to the release of the Escrow Funds by Escrow Agent in accordance with the terms of this Escrow Agreement there is any dispute, or Escrow Agent is uncertain, as to whether Escrow Agent is obligated or required to release and deliver the Escrow Funds, Escrow Agent shall not make any delivery of the Escrow Funds, but shall hold the same until final determination of the rights of Seller and Purchaser by further written agreement among them or in an appropriate proceeding before a tribunal having jurisdiction thereover. If a proceeding for such determination is not begun by either of Seller and Purchaser and diligently continued, Escrow Agent may make an ex parte application, or bring any appropriate action, for leave to deposit the Escrow Funds in the Supreme Court of New York, First Department seeking such determination or such declaratory relief as Escrow Agent shall deem reasonably necessary under the circumstances, and each of Seller and Purchaser consents to the entering of an ex parte order pursuant to all applicable laws, rules and procedures of the State of New York and such court. Escrow Agent shall be reimbursed by Seller and Purchaser, jointly and severally, for all of Escrow Agent's costs and expenses of such action or proceeding, including, without limitation, reasonable attorney's fees and disbursements.

          6. TERMINATION. This Escrow Agreement (except for Sections 4, 5 and 7 hereof, which shall survive termination hereof) shall terminate upon the release and delivery of the Escrow Funds by Escrow Agent in accordance with the terms hereof.

          7. INDEMNIFICATION. Each of Seller and Purchaser hereby agrees to jointly and severally indemnify and hold Escrow Agent harmless from and against any and all losses, costs, damages, injuries, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) arising hereunder or under or with respect to the Escrow Funds, except for any of the foregoing resulting from the willful misconduct or gross negligence of Escrow Agent. Promptly after the receipt by Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties hereto in writing; but the failure by Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to Escrow Agent hereunder.

          8. NOTICES. All notices, demands, requests, approvals or other communications required to be given or which may be given hereunder shall be in writing and shall be given by personal delivery with receipt acknowledged or by United States registered or certified mail, return receipt requested, postage prepaid or by Federal Express or other reputable national overnight courier service, and shall be deemed given when received or refused at the following addresses:

          Escrow Agent:       Counsel Abstract, Inc.
                              [address]
                              Attention:

          If to Seller:       SIBS, LLC
                              c/o Sotheby's Holdings, Inc.
                              1334 York Avenue
                              New York, New York 10021
                              Attention:  Donaldson C. Pillsbury, Esq.

          With copies to:     Sotheby's Holdings, Inc.
                              1334 York Avenue
                              New York, New York 10021
                              Attention:  Mr. William Sheridan

          and:                Sotheby's Holdings, Inc.
                              1334 York Avenue
                              New York, New York 10021
                              Attention:  Mr. Robert Wolcott

          and:                Jones, Day, Reavis & Pogue
                              222 East 41st Street
                              New York, New York 10017
                              Attention:  Susanna S. Fodor, Esq.

          If to Purchaser:    c/o RFR Holding LLC
                              400 Park Avenue
                              15th Floor
                              New York, New York 10022
                              Attention: Mr. Aby Rosen

          With a copy to:     Fried, Frank, Harris, Shriver & Jacobson
                              One New York Plaza
                              New York, New York  10004
                              Attention: Jonathan L. Mechanic, Esq.

          9. NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Escrow Agreement shall not create any right in any person, firm, corporation or entity other than Seller, Purchaser and Escrow Agent and no other party shall have the right to enforce or benefit from the terms hereof.

          10. CONFLICTS. To the extent that there exists any conflict between the provisions of this Escrow Agreement and the provisions of the Contract of Sale, the provisions of the Contract of Sale shall govern.

          11. RESIGNATION OF ESCROW AGENT; SUCCESSORS AND ASSIGNS; COUNTERPARTS; AMENDMENTS. Escrow Agent may resign at any time as escrow agent hereunder upon giving five (5) business days' prior written notice to that effect to each of Seller and Purchaser. In such event, the successor Escrow Agent shall be a reputable title insurance company or nationally recognized law firm selected by Seller and accepted by Purchaser. Such party that will no longer be serving as Escrow Agent shall deliver, against receipt, to such successor Escrow Agent, the Escrow Funds held by such party, to be held by such successor Escrow Agent pursuant to the terms and provisions of this Escrow Agreement. If no such successor has been designated on or before such party ceases to be Escrow Agent hereunder, whether by resignation or otherwise, its obligations as Escrow Agent shall continue until such successor is appointed; provided, however, its sole obligation thereafter shall be to safely keep all monies then held by it and to deliver the same to the person, firm or corporation designated as its successor or until directed by a final order or judgment of a court of competent jurisdiction, whereupon Escrow Agent shall make disposition thereof in accordance with such order. If no successor Escrow Agent is designated and qualified within five (5) business days after its resignation is effective, such party that will no longer be serving as Escrow Agent shall apply to the Chief Judge of the Supreme Court of New York, First Department for the appointment of a successor Escrow Agent.

          12. MISCELLANEOUS. This Escrow Agreement (i) shall bind Seller, Purchaser, Escrow Agent and their respective successors, assigns and legal representatives, and (ii) may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Escrow Agreement shall not be amended or modified, except by a writing executed by each of Seller, Purchaser and Escrow Agent.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

          Please indicate your acceptance of the terms hereof by signing below where indicated.

                                                 COUNSEL ABSTRACT, INC.


                                                 By:  /s/ PHILIP NARATZKY
                                                    ------------------------
                                                     Name:  Philip Naratzky
                                                     Title: General Counsel


Accepted and Agreed:

SIBS, LLC

By: /s/ WILLIAM S. SHERIDAN
    ----------------------------------------
     Name:  William S. Sheridan
     Title: Executive Vice President and
            Chief Financial Officer

RFR HOLDING CORP.


By: /s/ ABY ROSEN
    ----------------------------------------
     Name: Aby Rosen

                                    EXHIBIT D

                                  Form of Deed

THIS INDENTURE, made as of the 7th day of February, Two Thousand and Three

BETWEEN SIBS, LLC, a New York limited liability company, having an address at 1334 York Avenue, New York, New York 10021,

party of the first part, and RFR HOLDING CORP., a New York corporation having an address at 400 Park Avenue, 15th Floor, New York, New York 10022,

party of the second part

WITNESSETH, that the party of the first part, in consideration of ten dollars and other valuable consideration paid by the party of the second part does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

ALL, that certain plot, piece or parcel of land, situate, lying and being in the City, County and State of New York, being more fully bonded and described as set forth on Schedule A annexed hereto and forming a part hereof.

TOGETHER with strips, gores and easements, if any, next to and adjoining the above-described premises.

SUBJECT to the encumbrances and exceptions set forth on Schedule B, annexed hereto and forming a part hereof.

TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

AND the party of the first part covenants that the party of the first part has not done or suffered anything whereby the premises have been encumbered in any way whatsoever, except as aforesaid.

     IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

IN PRESENCE OF

                                 SIBS, LLC, a New York limited liability company

                                 By: /s/ WILLIAM S. SHERIDAN
                                     -------------------------------------------
                                     Name:  William S. Sheridan
                                     Title: Executive Vice President and
                                            Chief Financial Officer

STATE OF NEW YORK   )
                       ss:
COUNTY OF NEW YORK  )

On the 7th day of February in the year 2003 before me, the undersigned a notary public in and for said state, personally appeared known to me, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                     Julian Entner
                                     -------------------------------
                                     Notary Public


My commission expires:

   July 29, 2006
--------------------------

                              BARGAIN AND SALE DEED
                      WITH COVENANTS AGAINST GRANTOR'S ACTS

                                    SIBS, LLC

                                       TO

                                RFR HOLDING CORP.

SECTION 5
BLOCK 1483
LOT 1
COUNTY OR TOWN        New York
STREET ADDRESS        1334 York Avenue
                      New York, New York  10021

TAX BILLING ADDRESS   1334 York Avenue
                      New York, New York  10021


                      RETURN BY MAIL TO:

                      Susanna S. Fodor, Esq.
                      Jones, Day, Reavis & Pogue
                      222 East 41st Street
                      New York, New York 10017

                                   Schedule A

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of York Avenue (formerly Avenue A) and the southerly side of 72nd Street; running thence in a southerly direction along the easterly side of York Avenue 204 feet 4 inches to the corner formed by the intersection of the easterly side of York Avenue and the northerly side of 71st Street; running thence in an easterly direction along the northern side of 71st Street, 198 feet; thence in a northerly direction and parallel with York Avenue 204 feet 4 inches to the southerly side of 72nd Street; and thence in a westerly direction along the southerly side of 72nd Street 198 feet to the point or place of BEGINNING.

[Subject to Items 3 and 4 on Schedule 3.1(a)]

                                   Schedule B

                           [To be provided at closing]

                                    EXHIBIT E

                            Form of FIRPTA Affidavit

                         FOREIGN INVESTORS REAL PROPERTY
                       TAX ACT CERTIFICATION AND AFFIDAVIT

          Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform RFR HOLDING CORP., a New York corporation (the "Transferee") that withholding tax is not required upon disposition of a U.S. real property interest by SIBS, LLC, a New York limited liability company (the "TRANSFEROR"), the undersigned hereby certifies the following on behalf of the Transferor:

          Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and any regulations, promulgated in connection therewith);

          The U.S. employer identification number of Transferor is 13-4029878.

          Transferor has an address at 1334 York Avenue, New York, New York
10021.

          The address of the subject property is 1334 York Avenue, New York, New York 10021.

          Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

          Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.

February 7, 2003.

                                          SIBS, LLC

                                          By: /s/ WILLIAM S. SHERIDAN
                                             ----------------------------
                                             Name:  William S. Sheridan
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

                                    EXHIBIT F


                   SUBORDINATION, NONDISTURBANCE, RECOGNITION
                            AND ATTORNMENT AGREEMENT

                                See attached form

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "AGREEMENT") is made as of this _______ day of ____________________, 2003, which date shall be the effective date of this Agreement, between ______________________________________, a _______________ (the "TENANT") and
BANK OF AMERICA, N.A., a national banking association, a wholly owned subsidiary of BankAmerica Corporation, and having its principal offices in Charlotte, North Carolina (together with its successors and/or assigns the "Lender").

     The Tenant is the lessee under the lease described in EXHIBIT A attached hereto (as the same may from time to time be assigned, subleased, renewed, extended, amended, modified or supplemented, collectively the "LEASE").

     The Lender has previously made or is about to make a loan to ___________________________________, a ____________________________ or its
successor and/or assigns with respect to the landlord's interest under the Lease (the "LANDLORD"), evidenced by a promissory note in the original principal amount of approximately $_______________ executed by the Landlord and payable to the Lender and secured by a first priority deed of trust, mortgage or deed to secure debt on certain real and personal property and improvements (the "PREMISES"), recorded or to be recorded in the appropriate records of ______________ County, _____________________ (the "SECURITY INSTRUMENT").

     The Lender has requested the Tenant to confirm the fact that the Lease is subject and subordinate to the Security Instrument.

     The Tenant is willing to confirm the subordination of the Lease, provided it obtains assurance from the Lender that its possession of the premises demised under the Lease (the "DEMISED PREMISES"), which Demised Premises is all or a portion of the Premises, and its right to use any common areas will not be disturbed by reason of or in the event of the foreclosure of the Security Instrument.

     The Lender is willing to give such assurance.

     NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto do hereby mutually covenant and agree as follows:

     1. (a) The Tenant hereby subordinates the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby to the lien of the Security Instrument, and to all present or future advances under the obligations secured thereby and to all renewals, extensions, amendments, modifications and/or supplements of same, to the full extent of all amounts secured thereby from time to time.

          (b) Lender hereby consents to the execution and delivery of the Lease by Landlord and, subject to the applicable terms and conditions hereof, Lender agrees to recognize all of Tenant's rights, remedies and options under and as described in the Lease which may be exercised in accordance with the terms of the Lease without Lender's consent.

     2. So long as no event of default on the part of the Tenant under the Lease shall exist which would entitle the Landlord to terminate the Lease, or if such an event of default shall exist, so long as the Tenant's time to cure the default shall not have expired, the term of the Lease shall not be terminated or modified in any respect whatsoever and the Tenant's right of possession to the Demised Premises and its rights in and to any common areas and its other rights arising out of the Lease will all be fully recognized and protected by the Lender and shall not be disturbed, canceled, terminated or otherwise affected by reason of the Security Instrument or any action or proceeding instituted by the Lender to foreclose the Security Instrument, or any extension, renewal, consolidation or replacement of same, or other exercise of Lender's rights and remedies under the Security Instrument, irrespective of whether the Tenant shall have been joined in any action or proceeding.

     3. In the event that the Lender takes possession of the Premises, either as the result of foreclosure of the Security Instrument or accepting a deed to the Premises in lieu of foreclosure, or otherwise, or the Premises shall be purchased at such a foreclosure by a third party unaffiliated with Landlord, the Tenant shall attorn to the Lender or such third party and recognize the Lender or such third party as its landlord under the Lease, and the Lender or such third party will recognize and accept the Tenant as its tenant thereunder, whereupon, the Lease shall continue in full force and effect as a direct lease between the Lender or such third party and the Tenant for the full term thereof, together with all extensions and renewals thereof, and the Lender or such third party shall thereafter assume and perform all of the Landlord's obligations, as the landlord under the Lease with the same force and effect as if the Lender or such third party were originally named therein as the Landlord; provided, however, that the Lender or such third party unaffiliated with Landlord shall not be:

     (a) liable for any act or omission of any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

     (b) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

     (c) bound by any rent or additional rent which the Tenant might have paid for more than two (2) months in advance to any prior landlord (including the Landlord); or

     (d) bound by any amendment or modification of the Lease not consented to in writing by the Lender (excluding any amendment or modification reflecting the exercise by Landlord or Tenant of any right or option contained in the Lease in accordance with the applicable terms and provisions thereof).

     Except as expressly and specifically set forth above, nothing contained in this paragraph 3 shall diminish any of Landlord's obligations under the Lease.

     4. Notwithstanding anything to the contrary in this Agreement or otherwise, in the event the Lender or a third party takes possession of the Premises as provided in paragraph 3 above, the personal liability of the Lender or such third party under the Lease shall be limited to the Lender's or such third party's, as the case may be, interest in the Premises, and upon any assignment or other transfer of the Lender's or such third-party's interest in the Premises, the Lender or such third party, as applicable, shall be discharged and released from any obligation or liability under the Lease arising or accruing after the date of such assignment or transfer.

     5. Except as Tenant may be required to do under the Lease, Tenant agrees not to subordinate the Lease to any other lien or encumbrance which (i) affects the Premises under the Lease, or any part thereof, or (ii) is junior to the Security Instrument, without the express written consent of the Lender, and any such subordination or any such attempted subordination or agreement to subordinate without such consent of Lender, shall be void and of no force and effect. The foregoing provision shall not affect Tenant's right under the Lease to encumber its interest in the Lease and, except as expressly and specifically set forth in the Lease, no consent of Lender shall be required in connection with such encumbrance.

     6. Tenant agrees to provide copies of all notices given Landlord under the Lease to the following parties at the following addresses:

          Lender:        [_________________________________]

          [______]       [_________________________________]

or to such other address as such parties shall designate in writing; and all such notices shall be in writing and shall be considered as properly given if
(i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery; any notice so given shall be effective, as applicable, upon (a) the third (3rd) day following the day such notice is deposited with the United States mail, (b) delivery to the addressee, or (c) upon delivery to such third party delivery service; and any notice given in any other manner shall be effective only if and when received by the addressee.

     7. In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Except in the case of an emergency, Tenant shall not take any action with respect to such default under the Lease (including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder) for a period of thirty (30) days following receipt of written notice by Lender that it intends to cure such default; provided, however, that in the case of any default which cannot with diligence be cured within such thirty (30) day period, if Lender proceeds to promptly to cure such default or thereafter prosecutes the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be reasonably necessary to complete the curing of such default with diligence and continuity.

     8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instrument, except as specifically set forth herein.

     9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any subtenant, assignee or leasehold mortgagee of Tenant permitted pursuant to the applicable terms and conditions of the Lease; provided, however, that in the event of the assignment or transfer of the interest of the Lender to a party that assumes the Lender's obligations and liabilities hereunder, all obligations and liabilities of the Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom the Lender's interest is assigned or transferred.

     10. In the event of any litigation or other legal proceeding arising between the parties to this Agreement, whether relating to the enforcement of a party's rights under this Agreement or otherwise, the prevailing party shall be entitled to receive its reasonable attorney's fees and costs of suit from the non-prevailing party in such amount as the court shall determine.

                         [NO FURTHER TEXT ON THIS PAGE]

          IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date and year first written above.

WITNESS/ATTEST:                          TENANT:

-------------------------                ---------------------------------------

WITNESS/ATTEST:                          By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
-------------------------                Title:
                                               ---------------------------------

WITNESS/ATTEST:                          LENDER:

                                         BANK OF AMERICA, N.A., a national
                                         banking association
-------------------------

WITNESS/ATTEST:                          By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
-------------------------                Title:
                                               ---------------------------------

STATE OF _________________

COUNTY OF __________________

     I, _________________________, a Notary Public of the County and State aforesaid, certify that ____________________________, personally came before me this day and acknowledged that (s)he is a _________________________ of _________________________________________, the ____________________ of
________________________________________________________, that executed the foregoing instrument, and acknowledged to me that the same was the act of the said __________________, and that (s)he executed the same as the act of such __________________ for the purposes and consideration therein expressed and in the capacity therein stated.

     WITNESS my hand and official stamp or seal, this ______ day of _________________, 20___.


                                     -----------------------------------------
                                     Notary Public

My Commission Expires:

--------------------------
     (Notary Seal)

STATE OF _________________

COUNTY OF __________________

     I, _________________________, a Notary Public of the County and State aforesaid, certify that ____________________________, personally came before me this day and acknowledged that (s)he is a ____________________ of Bank of America, N.A., a national banking association, that executed the foregoing instrument, and acknowledged to me that the same was the act of the said association, and that (s)he executed the same as the act of such association for the purposes and consideration therein expressed and in the capacity therein stated.

     WITNESS my hand and official stamp or seal, this ______ day of ____________, 20___.

                                     -----------------------------------------
                                     Notary Public

My Commission Expires:


--------------------------
     (Notary Seal)

                                    EXHIBIT A

                                      LEASE

     That certain __________________________________, dated as of
_________________, by and between __________________________________________, as tenant, and _______________________________________, as landlord, relating to the Premises generally described as
_____________________________________________
_____________________________________________, as assigned, subleased, renewed, extended, amended, modified or supplemented from time to time.

                                 Schedule 3.1(a)

                         Certain Permitted Encumbrances

          1. SURVEY MADE BY EARL B. LOVELL - S.P. BELCHER, INC. DATED SEPTEMBER 8, 1997 REDATED BY VISUAL INSPECTION MADE BY EARL B. LOVELL-S.P. BELCHER, INC. DATED JULY 17, 2000 SHOWS:

          (a)  Entrances encroach on East 71st Street;

          (b) Building on premises encroaches on East 71st Street by 5 1/4 inches and by 6 inches at roof.

          (c)  Building on premises encroaches on York Avenue by 3 1/4inches;

          (d)  Entrance encroaches on York Avenue;

          (e) Building on premises encroaches on East 72nd Street by 3 1/2inches at grade, 4 inches at roof and, 2 1/2inches at second floor;

          (f) Line of granite from second story to roof projects over East 72nd Street;

          (g) Remains of chimney breach project over premises adjoining on the east by 4 inches more or less;

          (h) Building on premises encroaches on premises adjoining on the east by1/2 inch at grade, 2 1/4inches at second floor and 2 1/2inches at roof; and

          (i)  Shaft on easterly part of premises not visible.

          Subject to any changes since July 17, 2000, provided such changes would not impair the present or intended use and occupancy of the Property or otherwise materially affect the Property.

          2. Restrictive Covenants contained in deed made by Nathaniel P. Rogers and Emily Rogers to Griffith Rome dated July 10, 1871 recorded October 9, 1871 in Liber 1199 cp 151.

          3. Zoning Lot Description and Ownership Statement made by Kohn Pedersen Fox Associates, PC, dated September 28, 2001, recorded October 1, 2001 in Reel 3364 page 1287.

          4. Preliminary Certification of Parties in Interest pursuant to Subdivision (c) of the Definition of Zoning Lot set forth in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961 as amended, dated September 17, 2001, recorded October 1, 2001 in Reel 3364 page 1290.

          5. Any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Property, including, without limitation, those relating to zoning and land use;

          6. Any utility company rights, easements and franchises for electricity, water, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes, mains and other fixtures and facilities in, over, under and upon the Property, provided that, in the case of any of the foregoing items which shall not be of record, the same do not adversely affect the Property;

          7. The rights and interests held by (1) Sotheby's, Inc. as tenant under the Lease and (2) Subtenants under the subleases set forth on SCHEDULE 3.1(e) in effect at Closing; and

          8. JPMorgan Chase Mortgage which will be assigned to Purchaser's lender in connection with the purchaser of the Property.

                                 Schedule 3.1(e)

                                    Subleases

1. Lease Agreement for Foodservice dated as of ________ __, ____, between Sotheby's, Inc. and Tentation TPC Special Events Catering, Inc. (Restaurant, cafe and other catering services.)*

2. Agreement of Lease dated as of January _, 2002, between SIBS, LLC, as Owner, and Sunrise Liquors & Wines, Inc., d/b/a Aulden Cellars, as Tenant. (Wine store.)*

3. Lease Agreement dated as of October 2, 2000 by and between Omnipoint Communications, Inc., as Tenant, and SIBS, LLC, as Landlord. (Antenna)*


----------
     *Purchser and Seller agree that such leases shall be converted into subleases under the Lease immediately following conveyance of title to the Property to Seller on the Closing Date.

                                 Schedule 8.1(h)

                                Service Contracts

1. Letter Agreement dated April 19, 2002, between United Fire Protection Corp. and Sotheby's.

2. Agreement dated September 3, 2002, between AFA Protective Systems, Inc. and Sotheby's, Inc.

3. H.O. Penn Maintenance Service Agreement dated February 1, 2002, between H.O. Penn Machinery Co. Inc. and Sotheby's.

4. Complete Maintenance Agreement for Elevators and Escalators dated March 17, 2000, between KONE Inc. and Sotheby's.

5. Medallion Service Agreement for HVAC Equipment dated February 28, 2001, between York International and Sotheby's.

6. Agreement dated December 19, 1999, between Colin Service Systems, Inc. and Sotheby's.

                           SELECTED SERVICE PROVIDERS


VENDOR                           DESCRIPTION OF SERVICES
--------------------------------------------------------------------------------
AFA FIRE PROTECTION              CENTRAL MONITORING FOR CLASS E FIRE ALARM
                                 SYSTEM
ALLIED EXTERMINATING             EXTERMINATING SERVICE
ALTUS METAL & MARBLE
MAINTENANCE                      COMMON AREA METAL AND MARBLE POLISHING
ASHLAND CHEMICAL                 HVAC WATER TREATMENT
ATLIS PLUMBING                   PLUMBING AND WELDING
BALTIMORE AIRE COIL              COOLING TOWER SERVICE
BRESLAW PLUMBING                 PLUMBING SERVICES
COLIN SERVICE SYSTEMS            CLEANING AND PORTER SERVICES
CUMMINS ALLISON                  OFFICE PAPER SHREDDING - BUILDING WIDE
DO-ALL HVAC                      AIR DISTRIBUTION REPAIR AND MODIFICATIONS
FALSO/BRUCKNER                   RUBBISH REMOVAL
FILTA CLEAN                      GREASE TRAP & STOVE VENT CLEANING FOR
                                 RESTAURANT & 8th FLOOR KITCHEN
FIRE COMM                        BUILDING WIDE FIRE ALARM SYSTEM SERVICE
FISCHBACH ELECTRIC               ELECTRICAL SYSTEM MAINTENANCE AND MODIFICATION
SPARKLE MAINTENANCE              WINDOW CLEANING
HO PENN GENERATOR                ROOFTOP EMERGENCY GENERATOR PREVENTATIVE
                                 MAINTENANCE AND SERVICE
HOBART                           KITCHEN EQUIPMENT AND REPAIR
HONEYWELL                        ELECTRICITY MONITORING SERVICE
INTEGRATE                        HVAC - COOLING TOWER SERVICE CONTRACT
KONE ELEVATOR                    ELEVATOR & ESCALATOR SERVICE
LIEBERT A/C                      COMPUTER ROOM AIR CONDITIONING SERVICE
LUND FIRE SYSTEMS                FIRE EXTINGUISHER SERVICE & RECHARGING
POWERWARE GLOBAL SVC             COMPUTER ROOM ELECTRICITY CONDITIONING SERVICE
PARAMOUNT CONSTRUCTION           BUILD-OUTS AND PROJECT WORK
RC DOLNER                        BUILD-OUTS AND PROJECT WORK
SPIDER, INC.                     POWER SCAFFOLDING SERVICE (WINDOW CLEANING RIG)
TEC                              DIGITAL BUILDING MANAGEMENT SYSTEM SERVICE
UNITED FIRE                      COMPUTER ROOM FIRE ALARM SYSTEM SERVICE
YORK CONTRACT                    SERVICE CONTRACT FOR (2) CHILLERS (BUILDING
                                 WIDE SERVICE)

                                 Schedule 8.1(i)

                              Occupancy Agreements

                                    Subleases

1. Lease Agreement for Foodservice dated as of ________ __, ____, between Sotheby's, Inc. and Tentation TPC Special Events Catering, Inc. (Restaurant, cafe and other catering services.)*

2. Agreement of Lease dated as of January _, 2002, between SIBS, LLC, as Owner, and Sunrise Liquors & Wines, Inc., d/b/a Aulden Cellars, as Tenant. (Wine store.)*

3. Lease Agreement dated as of October 2, 2000 by and between Omnipoint Communications, Inc., as Tenant, and SIBS, LLC, as Landlord. (Antenna)*


----------
     *Purchser and Seller agree that such leases shall be converted into subleases under the Lease immediately following conveyance of title to the Property to Seller on the Closing Date.

                                 Schedule 8.1(t)

                           Tax Certiorari: Proceedings

Pending tax certiorari proceedings for the Sotheby's Building at 1334-52 York Avenue, are as follows:

                      ACTUAL           ACTUAL        TRANSITIONAL     TRANSITIONAL
                       LAND            TOTAL             LAND            TOTAL
  TAX YEAR          ASSESSMENT       ASSESSMENT       ASSESSMENT       ASSESSMENT
-----------------------------------------------------------------------------------
1999 / 2000            4,500,000        9,000,000        3,960,000        9,038,000
2000 / 2001            4,950,000        9,180,000        4,230,000        9,047,000
2001 / 2002            4,950,000        9,540,000        4,500,000        9,101,000
2002 / 2003            4,950,000        9,540,000         4,770,00        9,208,000

Tax Certiorari counsel is Joel R. Marcus, Esq. at Pottish, Freyberg Marcus & Velazquez, LLP, 641 Lexington Avenue, New York, New York 10022. Tax certiorari counsel's retainer provides for a contingency fee of 20% of tax savings obtained by their office in reducing each of the above assessments.

                                        i